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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of McDATA Corporation on Form S-4 of our report dated February 14, 2003 relating to the consolidated financial statements of Inrange Technologies Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in its methodology of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142 as well as the application of procedures relating to certain reclassifications and restatements of certain disclosures in the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures, restatements and reclassifications) appearing in Computer Network Technology Corporation's Current Report on Form 8-K/A filed July 18, 2003, which is incorporated by reference in this registration statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM